                                                                    Exhibit 10.3

                                                                           Final
                                                                        01/31/01








                        UNITED STATES MARINE REPAIR, INC.
                           DEFERRED COMPENSATION PLAN








                          (EFFECTIVE FEBRUARY 1, 2001)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I
ESTABLISHMENT AND PURPOSE ................................................     1
    1.1 Establishment and Purpose ........................................     1
    1.2 Applicability ....................................................     1

ARTICLE II
DEFINITIONS ..............................................................     2
    2.1 Account Balance ..................................................     2
    2.2 Beneficiary ......................................................     2
    2.3 Change in Control ................................................     2
    2.4 Code .............................................................     2
    2.5 Compensation .....................................................     2
    2.6 Deferred Compensation Committee ..................................     2
    2.7 Disability .......................................................     3
    2.8 Employee .........................................................     3
    2.9 Employer .........................................................     3
    2.10 ERISA ...........................................................     3
    2.11 Fiscal Year .....................................................     3
    2.12 Participant .....................................................     3
    2.13 Plan ............................................................     3
    2.14 Plan Year .......................................................     3
    2.15 Spouse ..........................................................     3

ARTICLE III
ELIGIBILITY AND PARTICIPATION ............................................     4
    3.1 Eligibility and Participation ....................................     4
    3.2 Duration .........................................................     4
    3.3 Revocation of Future Participation ...............................     4
    3.4 Notification .....................................................     4

ARTICLE IV
BENEFITS, COMPENSATION REDUCTION AGREEMENTS, AND EARNINGS ................     5
    4.1 Deferred Compensation Benefit ....................................     5
    4.2 Payment of Benefits ..............................................     5
    4.3 Form of Payment ..................................................     5
    4.4 Compensation Reduction Agreements ................................     5
    4.5 Prohibition Against Compensation Reduction Agreement Modifications     5
    4.6 Adjustments to Account Balances ..................................     6
    4.7 Matching Contributions from Employer .............................     6

ARTICLE V
DISABILITY BENEFIT, DEATH BENEFIT, AND SPECIAL WITHDRAWALS ...............     7
    5.1 Disability Benefit ...............................................     7

    5.2 Death Benefit ....................................................     7
    5.3 Hardship Withdrawal ..............................................     7
    5.4 In-Service Withdrawal ............................................     7
    5.5 Change in Control ................................................     7

ARTICLE VI
ADMINISTRATION ...........................................................     8
    6.1 Plan Administration ..............................................     8
    6.2 Deduction of Taxes from Amounts Payable ..........................     8
    6.3 Indemnification ..................................................     8
    6.4 Expenses .........................................................     8
    6.5 Delegation of Authority ..........................................     8
    6.6 Binding Decisions or Actions .....................................     8

ARTICLE VII
AMENDMENT AND TERMINATION ................................................     9
    7.1 Amendment and Termination ........................................     9
    7.2 Constructive Receipt Termination .................................     9
    7.3 Amendment or Termination After Change in Control .................     9

ARTICLE VIII
FUNDING ..................................................................    10
    8.1 General Assets ...................................................    10
    8.2 Rabbi Trust ......................................................    10
    8.3 Change in Control ................................................    10

ARTICLE IX
GENERAL CONDITIONS .......................................................    11
    9.1 Anti-assignment Rule .............................................    11
    9.2 No Legal or Equitable Rights or Interest .........................    11
    9.3 Applicable Plan Provisions .......................................    11
    9.4 No Employment Contract ...........................................    11
    9.5 Headings .........................................................    11
    9.6 Invalid or Unenforceable Provisions ..............................    11
    9.7 Governing Law ....................................................    12

                        UNITED STATES MARINE REPAIR, INC.
                           DEFERRED COMPENSATION PLAN
                          (EFFECTIVE FEBRUARY 1, 2001)



                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

1.1 Establishment and Purpose. United States Marine Repair, Inc. (the "Employer") hereby adopts The United States Marine Repair, Inc. Deferred Compensation Plan (the "Plan"), effective as of February 1, 2001 (the "Effective Date"). The purpose of the Plan is to provide each Participant in the Plan with an opportunity to defer receipt of salary and annual bonuses. The Company shall be referred to hereinafter as "Employer." The Plan is intended to benefit a select group of management, of the Employer within the meaning of Sections 201,301, and 401 of ERISA, and to therefore be exempt from the requirements of Parts 2, 3, and 4 of Title I of ERISA.

1.2 Applicability. The provisions of the Plan shall apply only to a participant employed by the Employer, on or after the Effective Date. The Plan shall not apply to any person whose employment with the Employer was terminated (due to death, disability, retirement or any other separation) prior to the Effective Date.

                                   ARTICLE II
                                   DEFINITIONS

2.1 Account Balance. Account Balance means the cumulative value of each Participant's deferred compensation elections for each year of participation in the Plan plus earnings on those deferrals. Earnings on a Participant's Account Balance shall be determined in accordance with
      Section 4.6.

2.2 Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant in accordance with Section 5.2 to receive benefits under and in accordance with provisions of the Plan. The Participant's estate shall be the Beneficiary if:

      (a) the Participant has not designated a natural person or trust as Beneficiary, or

      (b)   the designated Beneficiary has predeceased the Participant.

2.3 Change in Control. Change in Control means a Change in Control of the Employer. A Change in Control of the Employer shall occur if:

      (a) Thirty percent voting shares. A third party becomes the beneficial owner of shares of the Employer having 30 percent or more of the total number of votes that may be cast for the election of directors of the Employer; or

      (b) Change in majority of Directors. As a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are directors of the Employer before the transaction shall cease to constitute a majority of the Board of Directors of the Employer or any successor to the Corporation; or

      (c) Sale of Assets. All or substantially all of the assets and business of the Employer are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities; or

      (d) Sale of Geographic Division. Any of the above provisions would apply in regards to the sale of a specific geographic division or location.

In no event shall the distribution by the Employer to its shareholders of stock in a subsidiary be deemed a Change in Control.

2.4 Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.5 Compensation. Compensation means, for purposes of the Plan, base salary (including any deferred salary approved by the Deferred Compensation Committee as compensation for purposes of the Plan) and annual bonuses.

2.6 Deferred Compensation Committee. Deferred Compensation Committee means the Employer's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and Vice

      President Risk Management and Benefits ("VP RM"), who shall serve until the earlier of termination of employment or appointment of a replacement by the CEO.

2.7 Disability. Disability means that a Participant had been determined to have incurred total and permanent disability, as defined by the long-term disability ("LTD") group insurance plan of the Employer to which the Participant belongs at the date of total and permanent disability.

2.8 Employee. Employee means an employee of an Employer who is a member of a select group of management who is selected by the Deferred Compensation Committee to participate in the Plan and who timely elects to participate in the Plan. These employees are designated as "Key 1 Employees" or "Key 2 Employees."

2.9 Employer. Employer means United States Marine Repair, Inc. (and its designated subsidiaries and/or affiliates).

2.10 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.11  Fiscal Year. Fiscal Year means January 1 through December 31.

2.12 Participant. Participant means an Employee who meets the requirements for eligibility under Section 3.1.

2.13 Plan. Plan means the United States Marine Repair, Inc. Deferred Compensation Plan, as documented herein and as may be amended thereafter.

2.14  Plan Year. Plan Year means January 1 through December 31.

2.15 Spouse. Spouse means the person legally married to the Participant at the date benefits become payable under the Plan.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1 Eligibility and Participation. Each person who is an Employee is eligible to participate in the Plan. Selection for participation in the Plan will be made by the Deferred Compensation Committee of the Employer.

3.2 Duration. Any person who becomes a Participant shall continue to be a Participant as long as he or she is entitled to benefits hereunder.

3.3 Revocation of Future Participation. The Deferred Compensation Committee may revoke a Participant's eligibility to make future compensation deferrals under the Plan. Such revocation will not affect in any manner a Participant's Account Balance or other terms of the Plan.

3.4 Notification. A Participant shall be notified by the Deferred Compensation Committee, in writing, of his or her eligibility to participate in the Plan.

                                   ARTICLE IV
            BENEFITS, COMPENSATION REDUCTION AGREEMENTS, AND EARNINGS

4.1 Deferred Compensation Benefit. Each Participant who retires or terminates employment with the Employer and its subsidiaries and/or affiliates shall be entitled to a deferred compensation benefit equal to his or her Account Balance as of the end of the month in which retirement or termination of employment occurs.

4.2 Payment of Benefits. Benefits are paid in accordance with the method selected under Section 4.3 and 4.5 upon the earlier of termination of employment with the Employer, Retirement, Death (see Section 5.2), Disability (see Section 5.1), or a Change in Control (see Sections 2.3 and 5.5).

4.3 Form of Payment. A Participant may timely (as defined in Section 4.5) elect to have benefits paid (under Section 4.2): (a) in a single lump sum;
      (b) in equal annual installment payments over a period of 5 years; (c) in equal annual installment payments over a period of 10 years; or (d) in equal periodic payments, over a specified period, commencing at an age specified by the participant on their compensation reduction agreement. "Equal" payment is not intended to require exactly equal payments, in that continued earnings adjustments under Section 4.6 (Gains or Losses) will require the Deferred Compensation Committee to adjust quarterly installments.

4.4 Compensation Reduction Agreements. Deferrals made under the Plan must be made in accordance with a written compensation reduction agreement. Deferral elections shall be made in writing on a compensation reduction agreement form provided by the Deferred Compensation Committee for that purpose. Such agreement forms shall specify separate elections for salary and for bonuses. Salary deferral elections shall be made no later than December 15 preceding the Plan Year for which the deferrals are made (with the exception that deferral elections for the Plan Year beginning February 1, 2001 may be made prospectively for pay periods beginning as late as March 1, 2001). Notwithstanding the foregoing, an Employee who becomes a Participant during any Plan Year may make a salary deferral election for such Plan Year within 30 days after becoming a Participant. Bonus deferral elections shall be made no later than November 1 of the Fiscal Year to which such bonus relates. A compensation reduction agreement shall designate the amount to be deferred in whole percentages of compensation or bonuses and/or as a dollar amount of compensation or bonuses. Salary deferrals are made on a pro rata basis each pay period during the Plan Year. Bonus deferrals are made upon the Employee's payment of the bonus. A compensation reduction agreement shall specify the form of distribution under Section 4.3 for deferrals made during the Plan Year to which the salary reduction agreement applies. To be effective, a compensation reduction agreement must be received and approved by the Deferred Compensation Committee.

4.5 Prohibition Against Compensation Reduction Agreement Modifications. A Participant shall make an irrevocable (subject to the last portion of this sentence) election as to the amount and form of payment under Section 4.3 at the time of each deferral election; provided, however, that a Participant shall be permitted to revise such irrevocable election, in another irrevocable election, which such second election shall be implemented only if it is made in writing at least six (6) months prior to the Participant's date of termination. Notwithstanding anything above to the contrary, a Participant may not modify a compensation reduction agreement during a Plan Year, either by changing the amount of the compensation or bonus reduction or the designated form of distribution for the compensation reduction. A Participant may not revoke a compensation reduction agreement once approved by the Deferred Compensation Committee.

4.6 Adjustments to Account Balances. All amounts credited to a Participant's Account Balance shall be further credited with earnings at a rate (adjusted quarterly on the last day of each quarter) which mirrors the mutual fund selected by such Participant on the Compensation Reduction Agreement. The Deferred Compensation Committee reserves the right to change the manner in which earnings adjustments are determined. Plan Participants will be allowed to change their selected mutual fund on a daily basis, with a maximum of four changes per year. Investment changes will be allowed after termination of employment with Employer (subject to the maximum four changes per year) until such time as account balances are paid in full. Earnings shall continue to be credited quarterly after commencement of payment of benefits to a Participant based on the Account Balance at the end of the applicable quarter.

4.7 Matching Contributions from Employer. At the end of each calendar year, or upon such time as the Employer makes a 401(k) Plan matching contribution for such calendar year, the Employer will make a matching contribution to each Participant's account equal to the lesser of (a) the I.R.S. deferral maximum for the calendar year in question (Year 2001 is $10,500) or (b) the dollar amount of the deferral election made by such Participant to the Plan for that calendar year.

                                    ARTICLE V
           DISABILITY BENEFIT, DEATH BENEFIT, AND SPECIAL WITHDRAWALS

5.1 Disability Benefit. There is no special payment method applying to termination of employment due to Disability. Section 4.1 shall apply.

5.2 Death Benefit. In the event that a Participant dies before or after retirement, the Participant's Beneficiary shall be entitled to payment of a single lump sum equal to the Participant's Account Balance as of his or her date of death unless such Participant elected periodic payment of his or her Account Balance under Article IV, in which event the portion of the Account Balance payable in periodic installments shall be paid under
      Section 4.3(b) (over five (5) years).

5.3 Hardship Withdrawal. Prior to termination of employment, a Participant may request a payment under the Plan if the Participant experiences a financial hardship. A "financial hardship" is an unanticipated emergency that is caused by an event beyond the control of a Participant and that would result in severe financial hardship to the Participant if early withdrawal were not permitted, including, but not limited to college tuition. The Deferred Compensation Committee, at its sole discretion, will determine whether a Participant has experienced a financial hardship. The amount of any payment on account of financial hardship is limited to the amount of the severe financial need which cannot be met with other resources of the Participant.

5.4 In-Service Withdrawal. Prior to termination of employment, a Participant may request a payment under the Plan as an In-Service Withdrawal. A distribution to a Participant in the form of an In-Service Withdrawal may not exceed 90% of the Participant's Account Balance. All In-Service Withdrawals are subject to a mandatory Account Balance forfeiture equal to 10% of such withdrawal. Forfeitures will remain the property of the Employer, and the Participant's Account Balance will be reduced accordingly. In-Service Withdrawals must be approved by the Employer upon review by the Deferred Compensation Committee.

5.5 Change in Control. Notwithstanding anything in the Plan to the contrary, each Participant shall have the right within six (6) months following a Change in Control to receive an immediate payment of such Participant's Account Balance, provided that such Participant has elected in advance for a mandatory payment of their Account Balance upon a Change in Control. "Elected in advance" shall mean the Participant has elected such option on his or her initial deferral election form for the deferrals attributable to a particular calendar year. For purposes of this Section 5.5, a Participant's Account Balance shall be valued as of the last day of the month in which such request is received by the Deferred Compensation Committee, and payment shall be made within thirty (30) days following such valuation date. Notwithstanding any of the above, any Participant not electing in advance to receive a mandatory payment of their Account Balance upon Change in Control may elect to receive all or any portion of their Account Balance in accordance with Section 5.4 (after the applicable 10% penalty).

                                   ARTICLE VI
                                 ADMINISTRATION

6.1 Plan Administration. This Plan shall be administered by the Deferred Compensation Committee, which shall have authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan.

6.2 Deduction of Taxes from Amounts Payable. The Employer may deduct from the amount to be distributed under the Plan such amount as the Employer, in its sole discretion, deems proper for the payment of income, employment, death, succession, inheritance, or other taxes with respect to benefits under the Plan.

6.3 Indemnification. The Employer shall indemnify and hold harmless each employee, officer, or director of the Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or her (including but not limited to reasonable attorney fees) which arise as a result of his or her actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Employer. Notwithstanding the foregoing, the Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

6.4 Expenses. The expenses of administering the Plan shall be paid by the Employer.

6.5 Delegation of Authority. In the administration of the Plan, the Deferred Compensation Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Employer.

6.6 Binding Decisions or Actions. The decision or action of the Deferred Compensation Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. Decisions of the Deferred Compensation Committee within the purview of its discretionary authority, may be overturned upon judicial review only if such decisions were arbitrary and capricious.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

7.1 Amendment and Termination. The Plan is intended to be permanent, but the Deferred Compensation Committee may at any time modify, amend, or terminate the Plan, provided that such modification, amendment or termination shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued (and any form of payment elected) as of the date of any such modification, amendment, or termination, without the consent of the Participant. The Deferred Compensation Committee shall be permitted upon Plan termination to pay each Participant (without such Participant's consent) a lump sum in the amount of such Participant's Account Balance as of the date of such Plan termination.

7.2 Constructive Receipt Termination. Notwithstanding anything contrary in the Plan, if any Participant receives a deficiency notice from the United States Internal Revenue Service asserting constructive receipt of amounts payable under the Plan, the Deferred Compensation Committee, in its sole discretion, may terminate the Plan or such Participant's participation in the Plan.

7.3 Amendment or Termination After Change in Control. Notwithstanding anything to the contrary in the Plan, the Plan shall not be amended or terminated without the prior written consent of affected Participants for a period of six (6) months following a Change in Control and shall not thereafter amend or terminate the Plan in any manner which affects any Participant who commences receiving payment of benefits under the Plan prior to the end of such six (6) month period following a Change in Control.

                                  ARTICLE VIII
                                     FUNDING

8.1 General Assets. All benefits under the Plan shall be paid directly from the general funds of the Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, Employee, Spouse or Beneficiary shall have any right, title or interest whatever in or to any investments which the Employer may make to aid the Employer in meeting its obligation hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Employer and any Participant, Employee, Spouse, or Beneficiary.

8.2 Rabbi Trust. To the extent that any person acquires a right to receive payments from the Employer hereunder, such rights shall be no greater than the right of an unsecured creditor of the Employer. Notwithstanding the foregoing, the Employer may, at its sole discretion, establish a grantor type trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit. Such Rabbi Trust, however, must, in accordance with Internal Revenue Regulations applicable to Rabbi Trusts, remain available to satisfy the Employer's creditors in the event of the Employer's insolvency or bankruptcy.

8.3 Change in Control. Upon a Change in Control, as defined in Section 2.3, the Employer may make an irrevocable contribution to a Rabbi Trust (referenced in Section 8.2) in an amount that is sufficient to pay each Participant or Beneficiary the promised benefit to which the Participant or Beneficiary would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.

                                   ARTICLE IX
                               GENERAL CONDITIONS

9.1 Anti-assignment Rule. No interest of any Participant, Employee, Retired Employee, Spouse or Beneficiary under the Plan and no benefit payable hereunder, shall be assigned as security for a loan. Any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through a Participant, Employee, Retired Employee, Spouse or Beneficiary. If any attempt is made to alienate, pledge or charge any such interest or any such benefit for any debt, liabilities in tort or contract, or otherwise, of any Participant, Employee, Retired Employee, Spouse, or Beneficiary, contrary to the prohibitions of the preceding sentences, then the Deferred Compensation Committee at its discretion may suspend or forfeit the interests of such person. During the period of such suspension, or in case of forfeiture, the Employer shall hold such interest for the benefit of, or shall make the benefit payments to which such person would otherwise be entitled to, the designated Beneficiary or to some member of such Participant's, Employee's, Retired Employee's, Spouse's or Beneficiary's family to be selected in the discretion of the Deferred Compensation Committee. Similarly, in cases of misconduct, incapacity or disability, the Deferred Compensation Committee, in its sole discretion, may make payments to some member of the family of any of the foregoing to be selected by it or to whomsoever it may determine is best fitted to receive or administer such payments.

9.2 No Legal or Equitable Rights or Interest. No Employee and no other person shall have any legal or equitable rights or interest in the Plan that are not expressly granted in the Plan. Participation in the Plan does not give any person any right to be retained in the service of the Employer. The right and power of the Employer to dismiss or discharge any Employee is expressly reserved.

9.3 Applicable Plan Provisions. The rights under the Plan or an Employee who retires or leaves the service of the Employer at any time, and the rights of anyone entitled to receive any payments under the Plan by reason of the death of such Employee, shall be governed by the provisions of the Plan in effect on the date such Employee retires or leaves the service of the Employer, except as otherwise specially provided in the Plan.

9.4 No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and the Employer.

9.5 Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

9.6 Invalid or Unenforceable Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or un-enforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

9.7 Governing Law. The laws of the State of California shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the Employer has executed this Plan this 31st day of
January     , 2001.



                                    UNITED STATES MARINE REPAIR, INC.

                                    By:  /s/ Ellen Vinck
                                         -------------------------------------
                                         Ellen Vinck

                                    Its: Vice President
                                         -------------------------------------


                                    ATTEST: /s/ Lloyd A. Schwartz
                                            ----------------------------------
                                              Lloyd A. Schwartz

                                    Its:      Secretary
                                          ------------------------------------